UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 4, 2016

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

11422 Miracle Hills Drive, Suite 300
Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 4, 2016, Strong Westrex, Inc., a subsidiary of Ballantyne Strong, Inc. (the “Company”) and an owner of all authorized and registered equity interests of Strong Westrex (Beijing) Technology, Inc., an indirect subsidiary of the Company (“SWBTI”), entered into an Equity Purchase Agreement (the “Agreement”) with GABO Filter, Inc. (the “Buyer”), pursuant to which the Buyer acquired all equity interests of SWBTI for a purchase price of approximately $0.4 million. The purchase price consisted of approximately $0.3 million in cash and a promissory note for the remainder (the “Note”). SWBTI and its assets were sold on an “as-is, where-is” basis, with no warranties or representations except as explicitly provided in the Agreement. The Agreement contains customary covenants, including post-closing covenants regarding China governmental approvals, and indemnification provisions. The foregoing description is intended as a summary only and is qualified in its entirety by reference to the full text of the Agreement and the Note, copies of which are attached as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K (this “Current Report”) and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

As described under Item 1.01 above, on November 4, 2016, the Company, through its subsidiary Strong Westrex, Inc., sold SWBTI to the Buyer for total proceeds of approximately $0.4 million. As part of this sale the Company expects to record a loss on discontinued operations of approximately $0.3 million in the fourth quarter of 2016. This disposition qualifies as discontinued operations and was classified accordingly beginning with the Company’s Form 10-Q for the six months ended June 30, 2016.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information

The unaudited pro forma consolidated statements of operations for the years ended December 31, 2015, 2014, and 2013 are included in Exhibit 99.1 to this Current Report and are incorporated herein by reference. In accordance with the accounting guidance for pro forma financial statements, pro forma financials for interim periods are not included since the disposition qualifies as discontinued operations and was classified accordingly beginning with the Company’s Form 10-Q for the six months ended June 30, 2016.

(d) Exhibits.

*2.1 Equity Purchase Agreement, dated as of November 4, 2016, by and between Strong Westrex, Inc. and GABO Filter, Inc.

10.1 Promissory Note, dated as of November 4, 2016, executed by GABO Filter, Inc. in favor of Strong Westrex, Inc.

99.1 Unaudited Pro Forma Consolidated Statements of Operations for Ballantyne Strong, Inc.

*The exhibits and schedules to this agreement have been omitted from this Current Report pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such exhibits and schedules to the Securities and Exchange Commission upon request.

The pro forma information contained in this Current Report, including the exhibits, is being “furnished” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: November 7, 2016	By:	/s/ Ryan M. Burke
Ryan M. Burke
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

*2.1	Equity Purchase Agreement, dated as of November 4, 2016, by and between Strong Westrex, Inc. and GABO Filter, Inc.

10.1	Promissory Note, dated as of November 4, 2016, executed by GABO Filter, Inc. in favor of Strong Westrex, Inc.

99.1	Unaudited Pro Forma Consolidated Statements of Operations for Ballantyne Strong, Inc.

*The exhibits and schedules to this agreement have been omitted from this Current Report pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such exhibits and schedules to the Securities and Exchange Commission upon request.